Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in each of the Statements of Additional Information and to the use of our report dated April 26, 2018, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and subsidiaries and to the use of our reports dated April 26, 2018, with respect to the financial statements of Variable Annuity Account XIV – SecureDesigns® Variable Annuity, Variable Annuity Account XIV – Security Benefit Advisor Variable Annuity, and Variable Annuity Account XIV – Valuebuilder Variable Annuity included in Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (Form N‑4 No. 333‑41180) and Amendment No. 67 under the Investment Company Act of 1940 (Form N‑4 No. 811‑10011) of Variable Annuity Account XIV and the related Statements of Additional Information accompanying the Prospectuses for the SecureDesigns® Variable Annuity, Security Benefit Advisor Variable Annuity, and NEA Valuebuilder Variable Annuity.

/s/ Ernst & Young LLP

Kansas City, Missouri
April 26, 2018